Exhibit 99.1

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
INTERIM REPORTING PACKAGE

For the quarterly period ended September 30, 2007

Contents

Page Number
Financial Statements (Unaudited)
Southern Indiana Gas & Electric Company
Condensed Balance Sheets	2-3
Condensed Statements of Income	4
Condensed Statements of Cash Flows	5
Segment Information	6
Results of Operations	7

Basis of Presentation

The interim condensed financial statements of Southern Indiana Gas & Electric Company (SIGECO, Vectren South, or the Company) included in this report have been prepared without audit.  The Company believes that the information in these interim condensed financial statements reflects all adjustments necessary to fairly state the results of the periods reported.  These interim condensed financial statements should be read in conjunction with the Company’s audited annual financial statements for the year ended December 31, 2006, filed on Form 8-K on March 23, 2007, under Vectren Corporation (Vectren) and Vectren Utility Holdings, Inc. (Utility Holdings), the parent companies of SIGECO, as well as the interim condensed consolidated financial statements filed on Forms 10-Q for the quarter ended September 30, 2007 for Vectren and Utility Holdings, filed on November 2, 2007 and November 9, 2007, respectively.  Vectren and Utility Holdings make available their Securities and Exchange Commission filings and recent annual reports free of charge through its website at www.vectren.com.  Because of the seasonal nature of the Company’s utility operations, the results shown on a quarterly basis are not necessarily indicative of annual results.

Frequently Used Terms

AFUDC: allowance for funds used during construction	MMDth / MDth: millions/ thousands of dekatherms
APB: Accounting Principles Board	MMBTU: millions of British thermal units
EITF: Emerging Issues Task Force	MW: megawatts
FASB: Financial Accounting Standards Board	MWh / GWh: megawatt hours / thousands of megawatt hours (gigawatt hours)
FERC: Federal Energy Regulatory Commission	NOx: nitrogen oxide
IDEM: Indiana Department of Environmental Management	OUCC: Indiana Office of the Utility Consumer Counselor
IURC: Indiana Utility Regulatory Commission	SFAS: Statement of Financial Accounting Standards
MCF / BCF: thousands / billions of cubic feet	USEPA: United States Environmental Protection Agency

FINANCIAL STATEMENTS

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited – In thousands)

	September 30,	December 31,
	2007	2006

ASSETS

Utility Plant
Original cost	$2,118,721	$2,025,108
Less: accumulated depreciation & amortization	852,661	817,959
Net utility plant	1,266,060	1,207,149

Current Assets
Cash & cash equivalents	1,953	1,063
Accounts receivable - less reserves of $1,587 &
$1,425, respectively	45,814	41,380
Receivables due from other Vectren companies	287	37
Accrued unbilled revenues	23,911	24,441
Inventories	64,265	60,990
Recoverable fuel & natural gas costs	-	1,779
Prepayments & other current assets	18,872	15,056
Total current assets	155,102	144,746

Investment in unconsolidated affiliates	150	150
Other investments	7,234	6,969
Nonutility property - net	3,846	3,514
Goodwill	5,557	5,557
Regulatory assets	81,883	67,634
Other assets	4,849	5,159
TOTAL ASSETS	$1,524,681	$1,440,878

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited – In thousands)

	September 30,	December 31,
	2007	2006

LIABILITIES & SHAREHOLDER'S EQUITY

Common Shareholder's Equity
Common stock (no par value)	$293,263	$293,263
Retained earnings	289,066	279,699
Accumulated other comprehensive income	455	851
Total common shareholder's equity	582,784	573,813

Long-term debt payable to third parties - net of current
maturities & debt subject to tender	226,193	226,271
Long-term debt payable to Utility Holdings	223,182	223,182
Total long-term debt, net	449,375	449,453
Current Liabilities
Accounts payable	30,731	47,741
Accounts payable to affiliated companies	4,967	11,806
Payables to other Vectren companies	13,372	14,205
Refundable fuel & natural gas costs	4,083	-
Accrued liabilities	40,831	30,481
Short-term borrowings payable to Utility Holdings	138,694	51,303
Total current liabilities	232,678	155,536

Deferred Income Taxes & Other Liabilities
Deferred income taxes	130,665	143,285
Regulatory liabilities	63,077	59,117
Deferred credits & other liabilities	66,102	59,674
Total deferred credits & other liabilities	259,844	262,076

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$1,524,681	$1,440,878

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited – In thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

OPERATING REVENUES
Electric utility	$143,519	$123,212	$361,584	$324,381
Gas utility	13,756	15,353	91,108	92,921
Total operating revenues	157,275	138,565	452,692	417,302
COST OF OPERATING REVENUES
Cost of fuel & purchased power	50,548	46,773	129,511	115,823
Cost of gas sold	3,896	5,141	61,098	62,981
Total cost of operating revenues	54,444	51,914	190,609	178,804

TOTAL OPERATING MARGIN	102,831	86,651	262,083	238,498
OPERATING EXPENSES
Other operating	38,111	34,043	103,259	95,420
Depreciation & amortization	18,265	16,914	53,544	50,219
Taxes other than income taxes	4,377	3,809	12,619	11,443
Total operating expenses	60,753	54,766	169,422	157,082

OPERATING INCOME	42,078	31,885	92,661	81,416

Other income-net	30	986	2,756	2,429
Interest expense	8,699	7,185	24,456	21,148
INCOME BEFORE INCOME TAXES	33,409	25,686	70,961	62,697
Income taxes	13,735	9,539	28,287	24,423
NET INCOME	$19,674	$16,147	$42,674	$38,274

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES	$56,722	$86,245

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from:
Long-term debt	-	75,000
Additional capital contribution	-	20,000
Requirements for:
Dividends to parent	(33,306)	(30,093)
Retirement of long-term debt	(199)	(26)
Net change in short-term borrowings	87,391	(49,898)
Net cash flows from financing activities	53,886	14,983
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from other investing activities	13	-
Requirements for capital expenditures,
excluding AFUDC equity	(109,731)	(101,776)
Net cash flows from investing activities	(109,718)	(101,776)
Net change in cash & cash equivalents	890	(548)
Cash & cash equivalents at beginning of period	1,063	1,123
Cash & cash equivalents at end of period	$1,953	$575

SEGMENT INFORMATION

Information related to the Company’s business segments is summarized below:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2007	2006	2007	2006

Revenues
Electric Utility Services	$143,519	$123,212	$361,584	$324,381
Gas Utility Services	13,756	15,353	91,108	92,921
Total Revenues	$157,275	$138,565	$452,692	$417,302

Profitability Measure
Net Income
Electric Utility Services	$18,609	$14,185	$39,596	$33,601
Gas Utility Services	1,065	1,962	3,078	4,673
Net Income	$19,674	$16,147	$42,674	$38,274

RESULTS OF OPERATIONS

Executive Summary of Results of Operations

The following discussion and analysis should be read in conjunction with the unaudited condensed financial statements and notes thereto and the quarterly reports of Vectren and Utility Holdings filed with the SEC on Forms 10-Q on November 2, 2007 and November 9, 2007, respectively.

SIGECO’s earnings for the quarter ended September 30, 2007, were $19.7 million in 2007 compared to $16.1 million in 2006 and $42.7 million for the nine months ended September 30, 2007 compared to $38.3 million in 2006.  The increases in earnings resulted from gas and electric base rate increases implemented in August 2007 and favorable weather.  The increase was offset somewhat by increased operating costs including depreciation expense.

In the Company’s electric service territory which is not protected by a weather normalization mechanism, management estimates the margin impact of weather experienced during the third quarter of 2007 to be $5.2 million favorable compared to normal and $5.9 million favorable compared to the prior year.  Year to date, management estimates the margin impact of weather experienced during 2007 to be $6.6 million favorable compared to normal and $10.1 million favorable compared to the prior year.

The Company generates revenue primarily from the delivery of natural gas and electric service to its customers.  The primary source of cash flow results from the collection of customer bills and the payment for goods and services procured for the delivery of gas and electric services.  The results are impacted by weather patterns in its electric service territory and general economic conditions both in its service territory as well as nationally.

Vectren has in place a disclosure committee that consists of senior management as well as financial management. The committee is actively involved in the preparation and review of SIGECO’s parent companies’ SEC filings.

Significant Fluctuations
Margin

Throughout this discussion, the terms Gas Utility margin and Electric Utility margin are used.  Gas Utility margin is calculated as Gas utility revenues less the Cost of gas.  Electric Utility margin is calculated as Electric utility revenues less Cost of fuel & purchased power.  These measures exclude Other operating expenses, Depreciation and amortization, and Taxes other than income taxes, which are included in the calculation of operating income.  The Company believes Gas Utility and Electric Utility margins are better indicators of relative contribution than revenues since gas prices and fuel costs can be volatile and are generally collected on a dollar-for-dollar basis from customers.

Sales of natural gas and electricity to residential and commercial customers are seasonal and are impacted by weather.  Trends in average use among natural gas residential and commercial customers have tended to decline in recent years as more efficient appliances and furnaces are installed and the price of natural gas has increased.  Normal temperature adjustment (NTA) and lost margin recovery mechanisms largely mitigate the effect on Gas Utility margin that would otherwise be caused by variations in volumes sold due to weather and changing consumption patterns.  SIGECO’s natural gas territory has had an NTA since 2005, and lost margin recovery began when new base rates went into effect on August 1, 2007.  Electric use among residential and commercial classes has remained relatively stable.  SIGECO’s electric service territory does not have weather normalization and its tariffs generally do not provide for lost margin recovery.

Gas and electric margin generated from sales to large customers (generally industrial and other contract customers) is primarily impacted by overall economic conditions.  Margin is also impacted by the collection of state mandated taxes, which fluctuate with gas and fuel costs, as well as other tracked expenses.  Certain operating costs associated with operating environmental compliance equipment were also tracked prior to their recovery in base rates that went into effect on August 15, 2007.  The August SIGECO rate orders also provide for the tracking of MISO revenues and costs, as well as the gas cost component of bad debt expense and unaccounted for gas.  Electric generating asset optimization activities are primarily affected by market conditions, the level of excess generating capacity, and electric transmission availability.  Following is a discussion and analysis of margin generated from regulated utility operations.

Electric Utility Margin (Electric utility revenues less Cost of fuel and purchased power)
Electric Utility margin by revenue type follows:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2007	2006	2007	2006
Electric utility revenues	$143,519	$123,212	$361,584	$324,381
Cost of fuel & purchased power	50,548	46,773	129,511	115,823
Total electric utility margin	$92,971	$76,439	$232,073	$208,558
Margin attributed to:
Residential & commercial	$64,400	$49,364	$147,878	$125,582
Industrial	21,688	18,924	56,463	53,390
Municipalities & other	4,365	6,619	14,632	18,920
Subtotal retail & firm wholesale	$90,453	$74,907	$218,973	$197,892
Asset optimization	$2,518	$1,532	$13,100	$10,666
Electric volumes sold in MWh attributed to:
Residential & commercial customers	954,385	847,068	2,357,648	2,152,463
Industrial customers	638,760	674,649	1,942,461	1,983,877
Municipalities & other	192,045	182,880	483,468	494,642
Total retail & firm wholesale volumes sold	1,785,190	1,704,597	4,783,577	4,630,982

Retail & Firm Wholesale Margin
Electric retail and firm wholesale utility margins were $90.5 million and $219.0 million for the three and nine months ended September 30, 2007.  These represent increases over the prior year periods of $15.6 million and $21.1 million, respectively.  Management estimates the period over period increases in usage by residential and commercial customers due to weather to be $5.9 million in the quarter and $10.1 million year to date.  The base rate increase that went into effect on August 15, 2007, produced incremental margin of $6.4 million, and recovery of pollution control investments and expenses increased margin $1.3 million in the quarter and $3.2 million year over year.  Impacts of weather on volumes sold were offset in the quarter by a large industrial customer’s planned outage.

Margin from Asset Optimization Activities
Periodically, generation capacity is in excess of that needed to serve native load and firm wholesale customers.  The Company markets and sells this unutilized generating and transmission capacity to optimize the return on its owned assets.  On an annual basis, a majority of the margin generated from these activities is associated with wholesale off-system sales, and substantially all off-system sales occur into the MISO day-ahead market.  Following is a reconciliation of asset optimization activity:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In millions)	2007	2006	2007	2006
Off-system sales	$1,005	$1,106	$9,880	$11,855
Transmission system sales	1,513	1,021	3,220	2,521
Other	-	(595)	-	(3,710)
Total asset optimization	$2,518	$1,532	$13,100	$10,666

For the three and nine months ended September 30, 2007, net asset optimization margins were $2.5 million and $13.1 million, which represents increases of $1.0 million and $2.4 million, compared to 2006.  The increases are primarily due to losses on financial contracts experienced in 2006 offset partially by lower availability of generating units for off system sales in 2007, due largely to the retirement of 50 MW of owned generation on December 31, 2006.  Year to date off-system sales totaled 571.7 GWh in 2007, compared to 755.0 GWh in 2006.

Gas Utility Margin (Gas utility revenues less Cost of gas sold)
Gas Utility margin and throughput by customer type follows:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2007	2006	2007	2006
Gas utility revenues	$13,756	$15,353	$91,108	$92,921
Cost of gas sold	3,896	5,141	61,098	62,981
Total gas utility margin	$9,860	$10,212	$30,010	$29,940
Margin attributed to:
Residential & commercial customers	$5,428	$5,495	$22,260	$21,508
Industrial customers	1,175	1,311	3,815	3,766
Other	3,257	3,406	3,935	4,666
Sold & transported volumes in MDth attributed to:
Residential & commercial customers	1,091	1,088	7,566	6,662
Industrial customers	3,716	4,326	13,264	13,384
Total sold & transported volumes	4,807	5,414	20,830	20,046

For the three and nine months ended September 30, 2007, Gas Utility margins were $9.9 million and $30.0 million, respectively, and are relatively flat compared to the prior year periods.  Variations in unaccounted for gas offset increases in base rates and increased usage.  The average cost per dekatherm of gas purchased for the nine months ended September 30, 2007, was $8.58 compared to $9.55 in 2006.

Operating Expenses

Other Operating Expenses

For the three and nine months ended September 30, 2007, Other operating expenses were $38.1 million and $103.3 million, which represent increases of $4.1 million and $7.8 million, compared to 2006.  Pass-through costs, including costs funding new Indiana energy efficiency programs that are recovered in utility margin, increased $0.1 million in the quarter and $0.5 million year over year.  Third quarter planned outage costs associated with a jointly owned turbine resulted in $2.5 million of increased costs.  The remaining increases are primarily due to increased wage and benefit costs, other operating cost increases, and timing of expenses.

Depreciation & Amortization

For the three and nine months ended September 30, 2007, Depreciation and amortization expenses were $18.3 million and $53.5 million, which represents increases of $1.4 million and $3.3 million compared to 2006.  The increases were primarily due to increased utility plant and also include $0.5 million of amortization associated with electric demand side management costs permitted to be recovered pursuant to the August 15th electric base rate order.

Taxes Other Than Income Taxes

For the three and nine months ended September 30, 2007, Taxes other than income taxes were $4.4 million and $12.6 million, which represent increases of $0.6 million and $1.2 million compared to 2006.  The year to date increase results primarily from increased property taxes and higher revenues subject to taxes.

Other Income-Net

Other-net quarter over quarter reflects a decrease of $0.9 million while the year to date period increased approximately $0.3 million compared to the prior year, primarily due to the capitalization of funds used during construction.

Interest Expense

For the three and nine months ended September 30, 2007, Interest expense was $8.7 million and $24.5 million, which represents increases of $1.5 million and $3.3 million compared to 2006.  The increases reflect higher interest rates associated with short-term borrowings and greater levels of short-term debt outstanding.

Income Taxes

Federal and state income taxes were $13.7 million for the quarter and $28.3 million year to date, an increase of $4.2 million in the quarter and $3.9 million year to date, compared to the prior year periods.  The increases are primarily due to higher pretax income.